Exhibit 10(ef)


                                  CROSS-RELEASE
                                  -------------

Cross-Release, dated as of March 31, 2004, between, on the one hand, Infinite Technology Corporation, a Delaware corporation ("ITC"), and, on the other hand, NCT Group, Inc., a Delaware corporation ("NCT"), and Advancel Logic Corporation, a California corporation ("Advancel" and, collectively with NCT, the "Company")1.

The parties hereto hereby agree as follows:

1. Release. Except as set forth in Section 2 hereof, each of the Company and ITC (each, in this capacity, a "Releasor") hereby irrevocably and unconditionally releases the other, the other's direct and indirect subsidiaries and affiliates and the officers, directors, shareholders, employees and agents of all of the foregoing (collectively, "Releasee"), from any and all obligations, liabilities, debts, judgments, damages, causes of action, claims, counterclaims, suits and demands, whether known or unknown, against Releasee, that Releasor ever had, now has or may hereafter have, arising or allegedly arising from any agreement, obligation, right or source whatsoever (collectively, the "Claims").

2. Share Holdings. Nothing in this Cross-Release shall affect any shares of stock of a party hereto that are held, as of the date hereof, by another party hereto or shall affect the holding party's rights as a shareholder in connection therewith.

3. Miscellaneous. Nothing in this Cross-Release shall be construed as an admission of liability or wrongdoing by Releasor or Releasee. Each of Releasor and Releasee hereby represents and warrants to the other that it has not assigned any Claim to any third party. This Cross-Release represents the entire agreement between the parties hereto with respect to the subject matter hereof. This Cross-Release shall bind the parties hereto and their respective successors and assigns. This Cross-Release may be executed in counterparts. This Cross-Release shall be governed by Connecticut law.

IN WITNESS WHEREOF, the parties have executed this Cross-Release as of the date first set forth above.


NCT GROUP, INC.                             ADVANCEL LOGIC CORPORATION


By: /s/ Cy E. Hammond                       By:  /s/ Cy E. Hammond
    ----------------------------------           -------------------------------
    Name:   Cy E. Hamoond                        Name:   Cy E. Hammond
           ---------------------------                  ------------------------
    Title:  Sr. Vice President & Chief           Title:  Chief Financial Officer
           ---------------------------                  ------------------------
            Financial Officer


                         INFINITE TECHNOLOGY CORPORATION


                         By: /s/ Tim B. Smith
                             ----------------------------------
                             Name:   Tim B. Reid
                                     --------------------------
                             Title:  CEO
                                     --------------------------


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1 In some of the documentation  relating to prior transactions  between or among the parties hereto, Advancel Logic Corporation was erroneously referred to as "Advancel Logic, Inc." and "Advancel Logic Incorporated."